Exhibit 4.1(c)

REGISTRATION RIGHTS AGREEMENT
Dated as of May 5, 2006
by and among
Rural Cellular Corporation
as Issuer,
the Guarantors
and
Lehman Brothers Inc.,
Morgan Stanley & Co. Incorporated
and
Lazard Capital Markets
as the Initial Purchasers

          This Registration Rights Agreement (this “Agreement”) is dated as of May 5, 2006, by and among Rural Cellular Corporation, a Minnesota corporation (the “Company”), RCC Atlantic, Inc., RCC Atlantic Licenses, Inc., RCC Minnesota, Inc., TLA Spectrum, LLC, RCC Transport, Inc., Alexandria Indemnity Corporation (collectively, the “Guarantors”) and Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Lazard Capital Markets (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the $160,000,000 in aggregate principal amount of the Company’s 8 1/4% Senior Secured Notes due March 15, 2012 (the “Notes”), which Notes are guaranteed by the Guarantors (the “Guarantees”), in each case, pursuant to the Purchase Agreement (as defined below). The Notes and the Guarantees are referred to together as the “Securities”.
          This Agreement is made pursuant to the Purchase Agreement, dated as of April 26, 2006 (the “Purchase Agreement”), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(j) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated as of March 25, 2004, and as supplemented by the Supplemental Indenture, dated as of July 29, 2004 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”), relating to the Securities and the Exchange Securities (as defined below).
          The parties hereby agree as follows:
SECTION 1. DEFINITIONS
          As used in this Agreement, the following capitalized terms shall have the following meanings:
          Act: The U.S. Securities Act of 1933.
          Affiliate: As defined in Rule 144 of the Act.
          Broker-Dealer: Any broker or dealer registered under the Exchange Act.
          Closing Date: The date of this Agreement.
          Commission: The U.S. Securities and Exchange Commission.
          Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of

Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Securities of like class tendered by Holders thereof pursuant to the Exchange Offer.
          Consummation Deadline: As defined in Section 3(b) hereof.
          Effectiveness Deadline: As defined in Section 3(a) and 4(a) hereof.
          Exchange Act: The U.S. Securities Exchange Act of 1934.
          Exchange Offer: The offer to exchange New Securities (whose issuance shall be registered pursuant to the Exchange Offer Registration Statement) for a like outstanding principal amount of Securities that are tendered by the Holders thereof.
          Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
          Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Act, and pursuant to Regulation S under the Act.
          Exchange Securities: The New Securities whose issuance is registered under the Act, to be issued pursuant to the Indenture (a) in the Exchange Offer or (b) as contemplated by Section 4 hereof.
          Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.
          Holders: As defined in Section 2 hereof.
          Interest Payment Date: Each March 15 and September 15, commencing on September 15, 2006.
          New Securities: The Company’s Series B 8 1/4 % Senior Secured Notes due 2012 and the guarantees of the Guarantors thereof.
          Person: As defined in the Indenture.
          Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
          Recommencement Date: As defined in Section 6(e) hereof.
          Registration Default: As defined in Section 5 hereof.
          Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf

Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
          Regulation S: Regulation S promulgated under the Act.
          Rule 144: Rule 144 promulgated under the Act.
          Shelf Registration Statement: As defined in Section 4(a) hereof.
          Suspension Notice: As defined in Section 6(e) hereof.
          TIA: The U.S. Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.
          Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which such Security has been exchanged by a Person other than a Broker-Dealer for an Exchange Security in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of a Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, (d) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act, or is saleable pursuant to Rule 144(k) under the Act (or similar provision then in effect), or (e) the date on which such Security ceases to be outstanding; provided, however, that for purposes of this Agreement (other than Section 9 hereof), Securities with respect to which the Company has caused to be filed and declared effective an Exchange Offer Registration Statement and has Consummated an Exchange Offer, in each case pursuant to and in accordance with Section 3 hereof, and which have not been tendered by the date such Exchange Offer is Consummated by the holder thereof shall not be deemed to be Transfer Restricted Securities, except to the extent the holder thereof provides the notice contemplated by Section 4(a)(ii).
          Underwritten Registration or Underwritten Offering: A registration in which securities of the Company and/or the Guarantors are sold to an underwriter for reoffering to the public.
SECTION 2. HOLDERS
          A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
SECTION 3. REGISTERED EXCHANGE OFFER
          (a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(iii)(A) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to 180 days after the Closing Date (the “Filing Deadline”), (ii) use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective on or prior to 60 days after the Exchange Offer Registration Statement is filed (the “Effectiveness Deadline”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be reasonably necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence, and use their commercially reasonable efforts to Consummate, the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (I) registration of the Exchange Securities to be offered in exchange for the Securities that are Transfer Restricted Securities and (II) resales of Exchange Securities by Broker-Dealers that tendered into the Exchange Offer Securities that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Securities acquired directly from the Company or any Affiliate of the Company) as contemplated by Section 3(c) below.
          (b) The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated no later than 30 Business Days after the Exchange Offer Registration Statement is declared effective (the “Consummation Deadline”).
          (c) The Company and the Guarantors shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such

Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.
          Because such a Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Securities received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Securities by Broker-Dealers, the Company and the Guarantors agree to use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, at any time during such period.
SECTION 4. SHELF REGISTRATION
          (a) Shelf Registration. If (i) the Exchange Offer Registration Statement is not required to be filed or the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(iii)(A) hereof) or (ii) any Holder of Transfer Restricted Securities shall notify the Company and the Guarantors within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Securities acquired directly from the Company or any Affiliate of the Company, then the Company and the Guarantors shall:
               (I) cause to be filed, on or prior to 180 days after the earlier of (x) the date on which the Company and the Guarantors determine that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) of this Section and (y) the date on which the Company receives the notice specified in clause (a)(ii) of this Section (such earlier date, the “Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities; and

               (II) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective on or prior to 60 days after the Filing Deadline for the Shelf Registration Statement (the “Effectiveness Deadline”).
          If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable law or Commission policy, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (I) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline in the manner set forth in clause (II) above.
          To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.
          (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. By its acceptance of Transfer Restricted Securities, each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.
SECTION 5. LIQUIDATED DAMAGES
          If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (b) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (d) any Registration

Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the periods in which it is required to be effective pursuant to Section 3 or 4 without being succeeded within two Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five Business Days after filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (a) through (d), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (a) above, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (b) above, (iii) upon Consummation of the Exchange Offer, in the case of (c) above, or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable, in the case of (d) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (a), (b), (c) or (d), as applicable, shall cease to accrue.
          All accrued liquidated damages shall be paid to the Holders of a class of Transfer Restricted Securities entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date for such class of Transfer Restricted Securities, as more fully set forth in the Indenture and the Securities and the Exchange Securities. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.
SECTION 6. REGISTRATION PROCEDURES
          (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (i) comply with all applicable provisions of Section 6(c) below, (ii) use their commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Securities by any Broker-Dealer that tendered Securities in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than

Securities acquired directly from the Company, the Guarantors or any Affiliate of the Company or the Guarantors) being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:
     (A) If, following the date hereof, there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law or Commission policy, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (I) participating in telephonic conferences with the Commission staff, (II) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (III) diligently pursuing a resolution (which need not be favorable) by the Commission staff.
     (B) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company or any of the Guarantors, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (I) it is not an Affiliate of the Company or any of the Guarantors, (II) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, (III) it is acquiring the Exchange Securities in its ordinary course of business and (IV) such other representations as may be necessary under applicable Commission rules, regulations or interpretations. Each Holder using the Exchange Offer to participate in a distribution of the Exchange Securities will be required to acknowledge and agree that, if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (A) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.
     (C) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (I) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (A) above, (II) including a representation that the Company and the Guarantors have not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company’s and the Guarantors’ information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer and (III) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (A) above, if applicable;
     (D) At the completion of the Exchange Offer, each Guarantor shall affirm in writing to the Trustee that its Guarantee applies to each Exchange Security. The Exchange Offer Registration Statement shall state that the receipt of such affirmations is a condition to the closing of the Exchange Offer, and the Exchange Offer shall be deemed not to have been Consummated unless such affirmations have been made at the closing of the Exchange Offer.
          (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:
               (i) comply with all the provisions of Section 6(c) and (d) below and use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and
               (ii) issue, upon the request of any Holder or purchaser of Securities covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Securities of the same class having an aggregate principal amount equal to the aggregate principal amount of Securities sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company and the

Guarantors shall register the Exchange Securities on the Shelf Registration Statement for this purpose and issue the Exchange Securities to the purchaser(s) of securities subject to the Shelf Registration Statement in such names as the purchaser(s) shall designate.
          (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:
               (i) use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the periods required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
               (ii) use their commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; use its commercially reasonable efforts to cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner during the applicable period; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
               (iii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing such Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

               (iv) use their commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that none of the Company and the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;
               (v) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary under the Indenture;
               (vi) otherwise (A) use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and (B) make generally available to its security holders with regard to any applicable Registration Statement, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and
               (vii) cause the Indenture to be deemed qualified under the TIA upon the effectiveness of the applicable Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.
          (d) Additional Provisions Applicable to Shelf Registration Statements and Certain Exchange Offer Prospectuses. In connection with each Shelf Registration Statement, and each Exchange Offer Registration Statement if and to the extent that an Initial Purchaser has notified the Company and the Guarantors that it is a holder of Exchange Securities that are Transfer Restricted Securities (for so long as such Exchange Securities are Transfer Restricted Securities or for the period provided in Section 3 hereof, whichever is shorter), the Company and the Guarantors shall:
               (i) advise each selling Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that in the case of this clause 6(d)(i)(D), only the existence of the fact or event must be disclosed and the nature of the facts or events may be kept confidential for such period as reasonably required for bona fide business reasons);
               (ii) if any fact or event contemplated by Section 6(d)(i)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (iii) subject to Section 6(e), furnish to each selling Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a Holder of Transfer Restricted Securities covered by such Registration Statement shall reasonably object in writing within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;
               (iv) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder named in the Registration Statement in connection with such exchange or sale, if any, make the Company’s representatives available as may be reasonably necessary for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;
               (v) make available, subject to appropriate confidentiality agreements, during reasonable business hours, for inspection in the offices where such records are normally maintained by each selling Holder and any attorney or accountant retained by such selling Holders, all relevant financial and other records, pertinent corporate documents of the Company and the Guarantors as may be reasonably necessary to enable them to exercise the appropriate due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information that is (a) reasonably requested by any such selling Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and (b) customarily furnished in transactions of the type contemplated by such Registration Statement;
               (vi) if requested by any selling Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;
               (vii) furnish to each selling Holder in connection with such exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
               (viii) deliver to each selling Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
               (ix) upon the request of any selling Holder, enter into such agreements (including underwriting agreements) and make such reasonable representations and warranties and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement contemplated by this

Agreement, which agreements must be in customary form. In such connection, the Company shall:
     (A) upon request of any selling Holder, furnish (or in the case of paragraphs (2) and (3), use their commercially reasonable efforts to cause to be furnished) to each selling Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:
          (1) a certificate, dated such date, signed on behalf of the Company and the Guarantors by an appropriate officer of the Company and the Guarantors confirming, as of the date thereof, the accuracy of the representations and warranties made by the Company and the Guarantors in the Purchase Agreement as if made on such date, (ii) the matters set forth in Sections 5(o), 5(p) and 5(r) of the Purchase Agreement, and such other similar matters as such Holders may reasonably request;
          (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors (which may include in-house counsel of the Company and the Guarantors) covering matters customarily covered in such opinions as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors and representatives of the independent public accountants for the Company and the Guarantors, and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

          (3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the independent accountants for the Company and the Guarantors, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings;
     (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company or any of the Guarantors pursuant to this clause (ix);
               (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that none of the Company and the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject; and
               (xi) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.
          (e) Restrictions on Holders. Each Holder’s acquisition of a Transfer Restricted Security constitutes such Holder’s agreement that, upon receipt of the notice referred to in Section 6(d)(i)(C) or any notice from the Company or any of the Guarantors of the existence of any fact of the kind described in Section 6(d)(i)(D) hereof (a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(d)(ii) hereof or (ii) such Holder is advised in writing by the Company or any of the Guarantors that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice shall be required to either (I) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with a more recently dated Prospectus or (II) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.
SECTION 7. REGISTRATION EXPENSES
          (a) All expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors will be borne by the Company and the Guarantors jointly and severally, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and one counsel for the Holders of Transfer Restricted Securities (which shall be Paul, Weiss, Rifkind, Wharton & Garrison LLP or such other counsel as may be selected by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared); (v) all application and filing fees in connection with listing the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
          The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or any of the Guarantors.
          (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will jointly and severally reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Securities into the Exchange Offer and/or selling or reselling Securities or Exchange Securities pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (who shall be Paul, Weiss, Rifkind, Wharton & Garrison LLP unless another firm shall be chosen by the Initial Purchasers or the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared). Each Holder shall pay all expenses of its counsel except as set forth in this Section, all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement.

SECTION 8. INDEMNIFICATION
          (a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities or judgments (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company or any of the Guarantors to any Holder or any prospective purchaser of Exchange Securities or registered Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use in any Registration Statement; provided, however, that the Company and the Guarantors shall not be liable to any indemnified party (as defined below) under this Section 8 to the extent, but only to the extent, that (i) such loss, claim, damage or liability of such indemnified party results in connection with an initial resale by such indemnified party, (ii) such loss, claim, damage or liability of such indemnified party results from an untrue statement of a material fact or an omission of a material fact contained in the preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus, (iii) the Company and the Guarantors had previously furnished sufficient quantities of the Prospectus to such indemnified party within a reasonable amount of time prior to such sale, (iv) such indemnified party failed to deliver the Prospectus in connection with such initial resale and (v) the Company or any of the Guarantors sustains the burden of proving that such indemnified party sold the Securities or Exchange Securities to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus.
          (b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or any of the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in Section 8(a) hereof, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or (b) hereof (the “indemnified party”), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and (b) hereof, a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a) hereof, and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (A) effected with its written consent or (B) effected without its written consent if the settlement is entered into more than 20 Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (I) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (II) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.
          (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Holders, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Exchange Securities that are Transfer Restricted Securities, the sale of the Securities for which such Exchange Securities were exchanged) or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause 8(d)(i) but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
          The Company and the Guarantors, on the one hand, and each Holder (by its acquisition of Transfer Restricted Securities), on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.
SECTION 9. RULE 144A AND RULE 144
          The Company and the Guarantors agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (a) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (b) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.
SECTION 10. UNDERWRITTEN REGISTRATIONS
          No Holder may participate in any Underwritten Registration unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities proposed to be included in such Underwritten Registration on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.
SECTION 11. SELECTION OF UNDERWRITERS
          For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering and consented to by the Company and the Guarantors, which consent shall not be unreasonably withheld. Such investment bankers and managers are referred to herein as the “underwriters.”
SECTION 12. MISCELLANEOUS
          (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and the Guarantors to comply with their obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
          (b) No Inconsistent Agreements. The Company and the Guarantors will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company and the Guarantors have not previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.
          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company and the Guarantors have obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company and the Guarantors have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company, the Guarantors or any of their Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.
          (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.
          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:
               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)	if to the Company or any Guarantor:

Rural Cellular Corporation P.O. Box 2000 3905 Dakota Street, S.W. Alexandria, Minnesota 56308 Telecopier No.: 320-808-2102 Attention: President

With a copy to:

Moss & Barnett, A Professional Association 4800 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Telecopier No.: 612-339-6686 Attention: Richard J. Kelber
          All such notices and communications shall be deemed to have been duly given at the time delivered by hand, when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.
          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK OR ANY OTHER STATE THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.
          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RURAL CELLULAR CORPORATION
By:	/s/ Wesley E. Schultz
	Name:	Wesley E. Schultz
	Title:	Executive Vice President and Chief Financial Officer

ALEXANDRIA INDEMNITY CORPORATION RCC ATLANTIC, INC. RCC ATLANTIC LICENSES, INC. RCC MINNESOTA, INC. RCC TRANSPORT, INC. TLA SPECTRUM, LLC

By:	/s/ Wesley E. Schultz
	Name:	Wesley E. Schultz
	Title:	Executive Vice President and Chief Financial Officer of each Guarantor, except Treasures of Alexandria Indemnity Corporation

LEHMAN BROTHERS INC. MORGAN STANLEY & CO. INCORPORATED LAZARD CAPITAL MARKETS Acting severally on behalf of themselves and the several Initial Purchasers
By:	LEHMAN BROTHERS INC., as representative

By:	/s/ Anthony Maniscalco
	Name:	Anthony Maniscalco
	Title:	Managing Director